SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2009

American Energy Fields, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70160 Sun Valley Drive, Rancho Mirage, CA	92270
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 760-799-6688

Sienna Resources, Inc.
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to rule 14a - 12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d - 2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐ Pre-commencement communications pursuant to Rule 13e - 4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2009, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to, among other things:

●	Change our name from “Sienna Resources, Inc.” to “American Energy Fields, Inc.”;

●
Change our authorized capital to 200,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share, from 80,000,000 common shares, par value $0.0001 per share, and 0 preferred shares; and

●
create a “blank check” preferred, granting our board of directors the authority, subject to any limitations prescribed by law, without further vote or action by our stockholders, to authorize and issue from time to time shares of preferred stock in one or more series, with such designations, preferences, voting powers, qualifications and special or relative rights or privileges, as shall be determined by our board of directors.

On December 21, 2009, our board of directors approved the amendment and restatement of our Bylaws in order to, among other things, include a provision regarding the indemnification of directors, officers, employees or agents of the Company to the fullest extent allowable under the Delaware General Corporation Law as well as to outline the roles of each of the officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 23, 2009
AMERICAN ENERGY FIELDS, INC.

By:	/s/ Julie Carter
Name: Julie Carter
Title: President and CEO

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws